UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Bank of Marin Bancorp

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Notice of Annual Meeting of Shareholders

Marin Showcase Theatre at the Marin Center

10 Avenue of the Flags

San Rafael, California

Tuesday, May 12, 2009 – 6:00 p.m.

To Our Shareholders:

Notice is hereby given of the Annual Meeting of Shareholders of Bank of Marin Bancorp. The meeting will be held at 6:00 p.m. on Tuesday, May 12, 2009, at the Marin Showcase Theatre at the Marin Center, San Rafael, California. To enable our employee owners to attend the meeting, the branches will close at 5:00 p.m. on May 12. A reception at the Marin Showcase Theatre will immediately follow the Annual Meeting.

At the Annual Meeting you will be asked (1) to elect twelve directors of Bank of Marin Bancorp to serve for the coming year and until their successors are duly elected and qualified, (2) to ratify the selection of independent auditors, and (3) to act on such other business as may properly come before the meeting. You are urged to read the accompanying Proxy Statement carefully. It contains a detailed explanation of all matters on which you will be asked to vote.

Only shareholders of record as of the close of business on March 17, 2009 are entitled to receive notice of and to vote at this meeting.

It is very important that as many shares as possible be represented at the meeting, and we encourage all shareholders to attend the Annual Meeting in person. To assure your representation at the meeting, you are urged to mark, sign and date, and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose. If after signing and returning the proxy you come to the meeting, you may vote in person even though you have previously sent in a proxy card. Additionally, you may vote by Internet or telephone. If you wish to vote by Internet or by telephone you will need your Shareholder Control Number, which is located in the lower right corner of the enclosed proxy card, and the website address and/or toll-free telephone number below. No other personal information will be required in order to vote in this manner.

•	Toll-free telephone number: (866) 825-8978

•	Website address: https://www.proxyvotenow.com/bmrc

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2009:

The Annual Meeting Proxy Material, including the Proxy Statement, Proxy Card and Annual Report to Shareholders, is also located at the following cookies-free website that can be accessed anonymously: http://www.cfpproxy.com/6265.

Sincerely,

Joel Sklar, MD

Chairman of the Board

April 6, 2009

PROXY STATEMENT

OF

BANK OF MARIN BANCORP

504 Redwood Boulevard, Suite 100

Novato, California 94947

These proxy materials are furnished in connection with the solicitation by management of Bank of Marin Bancorp (the “Company”), of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 12, 2009, at 6:00 p.m. at the Marin Showcase Theatre at the Marin Center, 10 Avenue of the Flags, San Rafael, California, and at any adjournment thereof.

PURPOSE OF MEETING

The matters to be considered and voted upon at the meeting will be:

1.	Election of Directors. The election of twelve directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

2.	Independent Auditors. The ratification of the selection of independent auditors.

3.	Other Business. Transacting such other business as may properly come before the meeting and any adjournments thereof.

GENERAL PROXY STATEMENT INFORMATION

Bank of Marin Bancorp, a corporation existing and organized under the laws of the State of California, is authorized to issue up to 15,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of March 17, 2009, two classes of stock were issued consisting of shares of common stock and shares of the Company’s Series B Cumulative Perpetual Preferred Stock. On March 31, 2009, all shares of the Company’s Series B Preferred were repurchased by the Company. All of the shares are voting shares and are entitled to vote at the Annual Meeting. Only those common shareholders of record as of March 17, 2009 (the “Record Date”) will be entitled to notice of, and to vote at, the meeting. On that date, 5,154,151 shares of common stock were outstanding. The determination of shareholders entitled to vote at the meeting and the number of votes to which they are entitled was made on the basis of the Company’s records as of the Record Date. The presence in person or by proxy (including web and telephone voting) of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum for the purpose of transacting business at the meeting. Abstentions, shares as to which voting authority has been withheld from any nominee and “broker non-votes” (as defined below), will be counted for purposes of determining the presence or absence of a quorum.

A broker or nominee holding shares for beneficial owners may vote on certain matters at the meeting pursuant to discretionary authority or instructions from the beneficial owners, but with respect to other matters for which the broker or nominee may not have received instructions from the beneficial owners and may not have discretionary voting power under the applicable rule of the New York Stock Exchange or other self-regulatory organizations to which the broker or nominee is a member, the shares held by the broker or nominee may not be voted. Such unvoted shares are called “broker non-votes.” The rules of the New York Stock Exchange and other self-regulatory organizations generally permit a broker or nominee, in the absence of instructions, to deliver a proxy to vote for directors in an uncontested election. Consequently, shares held by a broker or nominee will not constitute “broker non-votes” regarding that proposal.

Revocability of Proxies

A proxy for use at the meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or by filing a duly executed proxy bearing a later date. In addition, the powers of the proxy holder will be revoked if the person executing the proxy is present at the meeting and elects to vote in person by advising the chairman of the meeting of such election. Subject to such revocation or suspension, all shares represented by a properly executed proxy received in time for the meeting will be voted by the proxy holders in accordance with the instructions on the proxy.

IF NO INSTRUCTION IS SPECIFIED WITH REGARD TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED HEREIN AND “FOR” RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS.

Person Making the Solicitation

This solicitation of proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing, and mailing this proxy statement and the material used in the solicitation of proxies for the meeting will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors, and employees of the Company and Bank of Marin may solicit proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals.

Voting Rights

In connection with the election of directors, in accordance with California law, each shareholder entitled to vote may vote the shares owned by such shareholder as of the Record Date cumulatively if a shareholder present at the meeting has given notice at the meeting, prior to the voting, of his or her intention to vote cumulatively. If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes for candidates properly nominated. Under cumulative voting, each share carries as many votes as the number of directors to be elected, and the shareholder may cast all of such votes for a single nominee or may distribute them in any manner among as many nominees as desired. In the election of directors, the twelve nominees receiving the highest number of votes will be elected.

On all other matters submitted to the vote of the shareholders, each shareholder is entitled to one vote for each share of common stock owned on the books of the Company as of the Record Date.

PROPOSAL NUMBER 1:

ELECTION OF DIRECTORS OF THE COMPANY

Directors and Nominees

At the meeting twelve (12) directors of the Company are to be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. All of the nominees are currently members of the Board of Directors. The Bylaws of the Company provide for not fewer than nine (9) or more than seventeen (17) directors. By resolution, the Board of Directors has fixed the number of directors at twelve (12), as of May 12, 2009. Currently, the Company has fourteen (14) directors, including all of the nominees for election. Two incumbent directors, J. Patrick Hunt and James E. Deitz, are retiring and will not stand for re-election. Rather than replace these two directors, the Company has determined to reduce the Board size by two, and nominate the remaining twelve (12) incumbent directors for election. The following named persons are nominated by the Board of Directors and, unless the shareholder marks the proxy to withhold the vote, the enclosed proxy, if returned and not subsequently revoked, will be voted in favor of their election as directors. If for any reason any such nominee becomes unavailable for election, the proxy holders will vote for such substitute nominee as may be designated by the Board of Directors. The proxy holders reserve the right to cumulate votes for the election of directors and to cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as the proxy holders may determine in their discretion if cumulative voting is involved as described above under “Voting Rights.”

The following table sets forth the names of, and certain information as of March 17, 2009 with respect to, the persons nominated by the Board of Directors for election as directors and is followed by brief summaries of the background and business experience of each nominee covering at least the last five years. For the year 2008, each of the persons nominated, except for Russell A. Colombo, was “independent” within the meaning of Nasdaq’s listing standards.

Name and Relationship With Company	Principal Occupation For Past Five Years	Age	Year First Elected or Appointed
Judith O’Connell Allen Director	Former Chairman of the Board of Bank of Marin, 2003 to 2007. She currently devotes her time to serving on various community service boards.	69	1989

Russell A. Colombo President, CEO and Director	President and CEO of the Bank and Company since July 1, 2006, and July 1, 2007, respectively. Executive Vice President and Chief Operating Officer of the Bank from August 2005 until July 1, 2006. Executive Vice President and Branch Administrator of the Bank from March 2004 until July 2005. Prior thereto, he was Senior Vice President and Group Manager of the San Francisco office of Comerica Bank.	56	2006

Thomas M. Foster Director	Retired CPA and independent financial consultant with over 30 years of banking and financial experience. During his career, he worked with multinational banks and industrial corporations on acquisitions and restructuring matters. He served on the board of directors of Bay View Bancorp from 1993 to 2006.	66	2008

Robert Heller Director	Former Governor of the U.S. Federal Reserve Board and former president of VISA U.S.A. Inc. He currently serves as chairman of the board of Marin General Hospital and is a director of Sonic Automotive, Inc (NYSE:SAH) as well as several private companies.	69	2005

Norma J. Howard Director	President of NOHOW Communications Consulting, a telecommunications consulting firm. Prior thereto, she was General Manager in the telecommunications industry for SBC. She currently serves on the boards of California State Automobile Association, and ACA Holdings Inc., a subsidiary of CSAA.	59	1996

Name and Relationship With Company	Principal Occupation For Past Five Years	Age	Year First Elected or Appointed
Stuart D. Lum Director	President/CEO of Edgewood Pacific Inc., an investment company engaged in mortgage lending, real estate and business development in Hawaii and California. Prior thereto, he was vice president and founder of Veracast Communications, an internet communications company.	57	1999

Joseph D. Martino Director	Retired in 1997 from a major California bank following a 42-year banking career. During his career, Mr. Martino served as manager of branch systems and was responsible for various statewide banking operations. He currently devotes his time to serving on various community service boards.	76	2000

William H. McDevitt, Jr. Director	President of McDevitt & McDevitt Construction Corp. Through McDevitt & McDevitt, he also develops leased commercial buildings and commercial condominiums.	56	2007

Joel Sklar, MD Chairman of the Board	Managing partner of Cardiovascular Associates of Marin & San Francisco. He serves as Chief of the Cardiology Division at Marin General Hospital and Medical Director of the Marin Heart Institute. He is a director of Marin Hospitalist Medical Group and Marin Medical Practice Concepts and is an Assistant Clinical Professor at the University of California at San Francisco. He became Chairman of the Board of the Company in July 2007.	59	1989

Brian M. Sobel Director	Principal consultant of Sobel Communications of Petaluma, a media and governmental relations firm. Currently a director of the Golden Gate Bridge, Highway & Transportation District.	54	2001

J. Dietrich Stroeh Director	Partner in the consulting civil engineering firm of CSW/Stuber-Stroeh. Currently a director of the Golden Gate Bridge, Highway & Transportation District.	72	1997

Jan I. Yanehiro Director	President of Jan Yanehiro, Inc., a media and marketing strategic planning firm. Currently serves as Director, School of Multi Media Communications, Academy of Art University, San Francisco.	61	2004

Board Committees

The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out this responsibility, the Board has delegated certain authority to several committees, the duties of which and membership at the end of 2008 were as follows:

Name of Director	Executive	Compensation	Audit	Nominating and Governance

Judith O’Connell Allen	X	X		X
Russell A. Colombo	X			X(1)
Thomas M. Foster			X
Robert Heller		X
Norma J. Howard		X
J. Patrick Hunt	X	X		X
James D. Kirsner			X
Stuart D. Lum	X		C	X
Joseph D. Martino			X
William H. McDevitt, Jr.		X
Joel Sklar, MD	C		X	C
Brian M. Sobel		C

C = Chairman         X = Committee Member

(1) While Mr. Colombo is a member of the Committee and does participate in the recommendation process, he ultimately abstains from voting in the Committee on formal recommendations of director nominees to the board.

The Executive Committee, subject to the provisions of law and certain limits imposed by the Board of Directors, may exercise any of the powers and perform any of the duties of the Board of Directors. The Committee met eleven (11) times in 2008.

The Compensation Committee has primary responsibility for ensuring that compensation and benefits policies and programs for senior management and the Board of Directors comply with applicable law and stock listing requirements, and are devised and maintained to provide and retain a high level of executive management and corporate governance competence. The Committee met thirteen (13) times in 2008.

The Audit Committee, consisting of four independent members as defined in Nasdaq listing standards and Section 10A of the Securities Exchange Act of 1934, selects and recommends appointment of independent auditors, reviews and approves professional services performed by them and reviews the reports of their work together with regulatory agency examination reports. The Committee also reviews and approves the programs, work plan and reports of the Bank’s risk manager and internal auditor. Former Director James D. Kirsner retired from the Board of Directors, effective December 31, 2008 and served as the Company’s Audit Committee financial expert during 2008. Director Thomas M. Foster currently serves as the Company’s Audit Committee financial expert. The Committee met thirteen (13) times in 2008.

The Nominating and Governance Committee assists the Board in carrying out its duties and functions regarding corporate governance oversight and Board membership nominations. Subject to the standards required by applicable Nasdaq listing standards, the Committee is composed of no fewer than four independent directors. The Committee will consider suggestions or recommendations for Board membership received from shareholders.

Shareholders who wish to make such suggestions or recommendations should forward their written suggestions to the Chairman of the Nominating & Governance Committee addressed to Bank of Marin Bancorp, Attn: Corporate Secretary, 504 Redwood Boulevard, Suite 100, Novato, CA 94947. Whether a person is recommended for Board membership by a shareholder or by a director of the Company, the standards and qualifications to be considered for Board membership include local community involvement, sound reputation, and business or educational experience that will be beneficial to the Company. At present, the Committee does not engage a third party to identify and evaluate potential Director candidates. All of the nominees approved by the Committee for election at the 2009 Annual Meeting were recommended by management and the Board. The Committee met five (5) times in 2008.

The Executive, Compensation, Audit, and Nominating and Governance Committee charters are available on the Company’s website at www.bankofmarin.com under the “Investor Relations” tab.

There were nine (9) meetings of the Board of Directors of the Company during 2008. Each director standing for re-election to the Board attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings held by all committees of the Board on which he/she served except Norma J. Howard, whose attendance was 73%.

Each current and nominated Board member is encouraged to attend the Annual Meeting of Shareholders. All members of the Board attended the 2008 Annual Meeting.

Executive Officers

The Board has designated the following officers as executive officers of the Company and/or Bank of Marin: Chief Executive Officer, Chief Financial Officer, Branch Executive, Chief Credit Officer, Chief Information Officer and Corporate Secretary. At December 31, 2008 the incumbents to those offices were: Russell A. Colombo, Christina J. Cook, Peter Pelham, Kevin K. Coonan, Michael E. Besselievre and Nancy R. Boatright, respectively. Following is information regarding the Bank’s executive officers except for Mr. Colombo, who is a director nominee and whose information has been previously presented.

Christina J. Cook, 43, joined Bank of Marin in August 2004 as Executive Vice President and Chief Financial Officer. She began her financial career in 1986 with Coopers & Lybrand, San Francisco. Mrs. Cook has nineteen years of banking experience. Before joining Bank of Marin, she served as vice president and director of financial reporting for Citibank. Prior to her time with Citibank, she served as vice president, corporate planning and financial reporting for BankAmerica Corporation. Mrs. Cook is a Certified Public Accountant.

Peter Pelham, 52, joined Bank of Marin in 1994 as Manager of the Bank’s first branch in Novato. In 2005 he was named Senior Vice President and Branch Administrator and in April 2006 he was named Executive Vice President and Branch Executive. Prior to joining Bank of Marin, Mr. Pelham had sixteen years of banking experience, twelve of which were with Novato National Bank and Westamerica Bank in Marin County.

Kevin K. Coonan, 60, joined Bank of Marin in November 2005 as Senior Vice President and Team Leader in the Bank’s credit management group. In March 2006 he was appointed Executive Vice President and Chief Credit Officer. Mr. Coonan has twenty-one years of banking experience including the positions of commercial lender and credit examination officer with Bank of America and senior credit officer with Comerica Bank. Immediately prior to joining Bank of Marin, he served as Senior Credit Administrator for California Bank and Trust covering northern California.

Michael E. Besselievre, 39, joined Bank of Marin in May 2006 as Executive Vice President and Chief Information Officer. He has fourteen years of information technology experience, eleven of which have been in the banking industry. Prior to joining the Bank, he served as Senior Vice President and Chief Information Officer at Kitsap Bank in Washington and previously held the same position for Pacific Northwest Bank before its acquisition by Wells Fargo Bank.

Nancy Rinaldi Boatright, 61, joined Bank of Marin in March 2002 as Vice President and Assistant Corporate Secretary. In July 2002 she was appointed Corporate Secretary and in August 2007 was named Senior Vice President. She has over 38 years of community banking experience, and has served as a corporate secretary and human resources director during her career. Prior to joining Bank of Marin, she worked for Business Bank of California and Westamerica Bank in Marin County.

Security Ownership of Management

As of December 31, 2008 The Banc Funds Co. LLC reported holding 460,612 shares, which represented 8.95% of Bank of Marin Bancorp shares then outstanding. As of March 17, 2009, the Bank of Marin Employee Stock Ownership and Savings Plan (the “ESOP”) held 259,858 shares, which represented 5.04% of shares then outstanding. The foregoing were the only two persons known to the Company to own beneficially more than 5% of the Company’s common stock.

The following table sets forth, as of March 17, 2009, the number of shares of the Company’s common stock which may be deemed to be beneficially owned by (i) each of the directors, (ii) each executive officer as previously defined, and (iii) all directors and executive officers as a group, and the percentage of the outstanding common stock beneficially owned by such persons.

	Amount and Nature of Beneficial Ownership
Name and Address*	Sole Voting & Investment Power		Shared Voting & Investment Power		Option to acquire within sixty days of March 17, 2009	Total	Percent of Common Stock
Judith O’Connell Allen	43,926	(1)	0		0	43,926	0.85%
Russell A. Colombo	2,436		3,004	(2)	43,482	48,922	0.95%
James E. Deitz	0		35,422	(3)	0	35,422	0.69%
Thomas M. Foster	0		1,140	(4)	0	1,140	0.02%
Robert Heller	1,213		2,505	(5)	6,030	9,748	0.19%
Norma J. Howard	0		16,405	(6)	0	16,405	0.32%
J. Patrick Hunt	73,084	(7)	0		0	73,084	1.42%
Stuart D. Lum	0		22,701	(8)	0	22,701	0.44%
Joseph D. Martino	0		13,342	(9)	5,000	18,342	0.36%
William H. McDevitt, Jr.	3,150	(10)	1,242	(11)	2,010	6,402	0.12%
Joel Sklar, MD	0		52,088	(12)	0	52,088	1.01%
Brian M. Sobel	6,187		0		2,011	8,198	0.16%
J. Dietrich Stroeh	0		17,600	(13)	0	17,600	0.34%
Jan I. Yanehiro	2,265	(14)	0		6,030	8,295	0.16%
Michael E. Besselievre	878		1,128	(2)	5,660	7,666	0.15%
Nancy R. Boatright	300		1,960	(2)	3,319	5,579	0.11%
Christina J. Cook	646	(15)	2,363	(2)	13,365	16,374	0.32%
Kevin K. Coonan	1,293		1,483	(2)	10,460	13,236	0.26%
Peter Pelham	4,042		7,471	(16)	12,915	24,428	0.47%
All directors and executive officers as a group (19 persons)						429,556	8.33%

*	The address of all persons listed is 504 Redwood Boulevard, Suite 100, Novato, CA 94947

(1)	Includes 33,878 shares held in a trust as to which Ms. Allen is trustee and 10,048 shares held in trust under the California Uniform Gift to Minors Act for which Ms. Allen is custodian.

(2)	Shares held in Employee Stock Ownership & Profit Sharing Plan.

(3)	Includes 35,422 shares held in a trust as to which Dr. Deitz is co-trustee with shared voting and investment power.

(4)	Includes 1,140 shares held in a trust as to which Mr. Foster is co-trustee with shared voting and investment power.

(5)	Includes 2,505 shares held in a trust as to which Dr. Heller is co-trustee with shared voting and investment power.

(6)	Includes 16,405 shares held in a trust as to which Ms. Howard is co-trustee with shared voting and investment power.

(7)	Includes 51,050 shares held in a trust as to which Mr. Hunt is trustee and 22,034 shares held in trust as to which Mr. Hunt is trustee but disclaims beneficial ownership.

(8)	Includes 22,701 shares held in a trust as to which Mr. Lum is co-trustee with shared voting and investment power.

(9)	Includes 13,342 shares held in a trust as to which Mr. Martino is co-trustee with shared voting and investment power.

(10)	Includes 3,150 shares held in Mr. McDevitt’s IRA.

(11)	Includes 1,242 shares held in community property as to which Mr. McDevitt is co-owner with shared voting and investment power.

(12)	Includes 52,088 shares held in a trust as to which Dr. Sklar is co-trustee with shared voting and investment power.

(13)	Includes 17,600 shares held in a trust as to which Mr. Stroeh is co-trustee with shared voting and investment power.

(14)	Includes 1,922 shares held in a trust as to which Ms. Yanehiro is trustee and 343 shares held in a trust under the California Uniform Gift to Minors Act for which Ms. Yanehiro is custodian.

(15)	Includes 146 shares held in trust under the California Uniform Gift to Minors Act for which Ms. Cook is custodian.

(16)	Includes 6,058 shares held in Employee Stock Ownership & Profit Sharing Plan and 1,413 shares held in the Company’s 401(k) plan.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than 10% of the Company’s common stock to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of common stock of the Company. Directors, officers, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to its directors, officers, and 10% shareholders have been met on a timely basis.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section addresses the compensation programs, philosophy and objectives, of Bank of Marin Bancorp and its banking subsidiary, Bank of Marin (collectively, the “Company”), including the process for making compensation decisions, the role of management in the design of such programs, and its 2008 executive compensation components. The factors most relevant to understanding the Company’s compensation programs, which are designed to reward, are addressed including the essential elements of compensation, the reasons for determining payment of each element of compensation, and how each compensation element fits into the Company’s overall compensation objectives and affects decisions regarding other compensation elements.

Philosophy

The Company’s executive compensation programs are designed to attract and retain high quality executive officers that are critical to its long-term success. The Company’s Board of Directors and management believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals, which aligns executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate goal of improving shareholder value. To that end, the Committee engaged a national human resources consulting firm to conduct a review of the Company’s total compensation program for key executives. Each element of total compensation was compared against a regional peer group, identified by such consulting firm, of 20 publicly traded financial institutions that are similar to the Company in asset size and performance.

The Committee’s compensation philosophy is to target base salaries at or above the median (50th percentile) and target total compensation (including annual incentives, long-term incentives, and benefits) between the 50th and 75th percentiles of the regional peer group. The Company believes targeting total compensation between the 50th and 75th percentile for above-average performance is critical for attracting and retaining the qualified executives it needs to achieve its business objectives. Overall, compensation paid to Company executives is believed to be competitive with market practices.

Base compensation levels for executive officers are established based on the officer’s roles and responsibilities, compensation of executives who perform similar duties, and prior year compensation. Bonus and equity compensation are based on both corporate and/or individual performance objectives, which include asset and revenue growth, identification of strategic opportunities, and core earnings performance.

Process for Making Compensation Decisions

Role of the Executive Officers

Shortly following the conclusion of each calendar year, the Company’s Chief Executive Officer (the “CEO”), assisted by the Director of Human Resources, conducts an annual performance evaluation process for all named executive officers, other than for himself. As part of each annual performance evaluation, the CEO considers, among other key factors, i) financial performance, ii) the executive’s contribution to meeting the Company’s overall goals, iii) the executive’s performance of job responsibilities and achievement of individual and/or departmental objectives and iv) management and leadership skills, including effective communication, problem solving, business development and community involvement.

Based on this evaluation, the CEO determines, for each of the named executive officers (other than himself), recommendations for salary adjustments, including merit increases, and annual incentive award amounts to be made to the Compensation Committee for its approval. The named executive officer’s incentive payment is determined by the Company’s financial performance relative to that year’s financial performance goal and individual performance goals. The Compensation Committee reviews the CEO’s recommendations and can modify a recommended amount in its discretion. In addition, recommendations by management for the grant of stock awards to named executive officers under the Company’s equity compensation plan are submitted to the Compensation Committee for approval to assure the Committee considers the other elements of proposed compensation.

Role of the Compensation Committee

The Compensation Committee has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Compensation Committee ensures that the total compensation paid to senior management is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers are similar to other executive officers. The Compensation Committee is also responsible for the review and approval of corporate goals and objectives relevant to the compensation, including the incentive award, of the Company’s CEO, to evaluate the performance of the CEO in light of the goals and objectives and to determine and approve the CEO’s compensation levels based on this evaluation. Additionally, the Compensation Committee reviews compensation levels for members of the Company’s executive management group including the approval of the CEO’s recommendations on annual bonuses and salary increases for named executive officers.

The Compensation Committee periodically reviews the compensation levels of the Board of Directors. In its review, the Compensation Committee looks to ensure that the compensation is fair, reasonably competitive and commensurate to the amount of work required both from the individual directors as well as from the Board in the aggregate.

To achieve these goals and objectives, the Compensation Committee expects to maintain compensation plans that create an executive compensation program that is set at competitive levels of comparable public financial services institutions with comparable performance.

The Compensation Committee has followed certain fundamental objectives to ensure the effectiveness of the Company’s compensation strategy. These objectives include the following:

1.	Internal and external fairness. The Compensation Committee recognizes the importance of perceived fairness both internally and externally of compensation practices. The Compensation Committee has evaluated the overall economic impact of the Company’s compensation practices and, when deemed necessary, has consulted with independent outside advisors in the evaluation of contractual obligations and compensation levels.

2.	Performance-based incentives. The Company has established financial incentives for senior management who meet certain objectives, which thereby assist the Company in meeting its long-term growth and financial goals.

3.	Shareholder value and long-term incentives. The Compensation Committee believes that the long-term success of the Company and its ability to consistently increase shareholder value is dependent on its ability to attract and retain skilled executives. The Company’s compensation strategy encourages equity-based compensation to align the interests of management and shareholders.

4.	Full disclosure. The Compensation Committee seeks to provide full disclosure to the independent members of the Board of Directors of the Company of the compensation practices and issues to ensure that all directors understand the implications of the Committee’s decisions. The Compensation Committee has reviewed the compensation practices of peers and considered management’s individual efforts for the benefit of the Company, as well as reviewed various subjective measures in determining the adequacy and appropriateness of the compensation of executives. The Compensation Committee takes into account the performance of the executives as well as their longevity with the Company and recognizes that the competition among financial institutions for attracting and retaining senior management executives has become more intense in the past few years. The Compensation Committee takes such market considerations into account to ensure that the Company is providing appropriate long-term incentives to enable it to continue to attract new senior management executives and to retain the ones it already employs. General economic conditions and the past practice of the Company are also factors that are considered by the Compensation Committee. The Compensation Committee has established various processes to assist in ensuring that the Company’s compensation program is achieving its objectives. Among these are:

•	Assessment of Company Performance. The Compensation Committee uses company performance measures in two ways. In establishing total compensation ranges, the Committee considers various measures of Company and industry performance, asset growth, earnings per share, return on assets, return on equity and the effective execution of the Company’s growth strategy.

•

Assessment of Individual Performance. Individual performance has a strong impact on the compensation of all employees, including the CEO and the other executive officers. For the named executive officers, the Committee receives a performance assessment and compensation recommendation from the CEO, other than for himself, and also exercises its judgment based on the Board’s interactions with its executive officers. As with the CEO, the performance evaluation of these executives is based on his or her contribution to the Company’s performance, and other leadership accomplishments.

•

Total Compensation Review. The Compensation Committee reviews each executive’s base pay, bonus and equity incentives annually. In addition to these primary compensation elements, the Committee reviews the perquisites and other compensation and payments that would be required under various severance and change-in-control scenarios. Following the 2008 review, the Committee determined that these elements of compensation were reasonable in the aggregate.

Executive Compensation Components

For the fiscal year ended December 31, 2008, the principal components of compensation for named executive officers were i) base salary, ii) performance-based bonuses, iii) equity incentives and iv) perquisites and other benefits. The Company’s policies and practices for each of the principal compensation components are explained in the following paragraphs.

Base Salary

Base salary is established based on market data and is adjusted based on individual performance and experience. The Committee targets total cash compensation to be within 15% of the median for peer companies.

Performance-Based Bonuses

Cash bonuses are based on the overall performance of the Company and on individual goals specific to the executive’s area of responsibility. The overall Company performance goals are based on deposits, loans, net income, return on equity and the efficiency ratio. The cash bonus potential ranges from 30% – 50% of salary depending on the level and responsibilities of the executive.

Equity Incentives

The purposes of equity awards are to allow executives to share in the growth and prosperity of the Company, to retain executives over the long term and to maintain competitive levels of total compensation. Equity incentives for executives must be approved by the Committee.

The 2007 Equity Plan allows the Company to offer multiple equity vehicles as incentives, including options, unrestricted stock, restricted stock, and stock appreciation rights. Executives may be awarded a blend of equity incentives.

Award levels are based upon market and the executive’s level of responsibility and influence on the performance of the Company. Executives are granted stock options and/or restricted stock upon hire and annually thereafter, based on performance. The option and restricted stock price is based on the fair market value on the effective date of the grant. Grants are made at regularly scheduled Committee meetings.

Perquisites and Other Benefits

Consistent with the Company’s compensation objectives, named executive officers are provided perquisites and other benefits that management believes are reasonable and consistent with the Company’s overall compensation program and which keep the Company competitive in the marketplace. The Company periodically reviews the level of perquisites and other benefits provided to the named executive officers for suitability with the program objectives.

The Company is competitive with market practices by providing medical, dental, vision and life insurance, a 401(k) employer matching contribution up to $4,000, an ESOP, an Employee Stock Purchase Plan (the “ESPP”), and a deferred compensation plan for its executives.

Annually, the Company may make discretionary contributions of shares of common stock to the 401(k)/ESOP retirement plan. The decision normally is based on the Company’s financial performance and condition. The purposes of the ESOP are to include all eligible employees in the ownership of the Company, to provide them with compensation that is free from current income tax and to accumulate benefits for retirement. Stock is awarded as a percentage of eligible salary. Executives receive the same percentage as all other employees, up to the IRS limits.

Deferred Compensation Plan

The Company also sponsors an unsecured non-qualified plan known as the Deferred Compensation Plan, which allows named executive officers and certain other highly compensated employees to defer all or a portion of their base salary and/or bonus. Balances in the plan receive earnings all of which are described on page 17 of this Proxy Statement. Other than earnings accruals, all credits to the Deferred Compensation Plan represent a named executive officer’s compensation previously earned and deferred; the Company does not provide any matching or similar credits. The plan was designed to allow named executive officers to defer some of their current income to help them with tax planning, and to assist the Company in attracting and retaining top executives by providing retirement benefits that are competitive within the Company’s peer group.

Employment and Change in Control Agreements

The Company provides named executive officers with agreements that provide for certain specified benefits upon a change in control of the Company. These agreements are very useful tools that help the Company retain its key employees, including the named executive officers, by providing those executives some certainty in compensation in the event the Company were to sell, and also helps ensure the Company will have the benefit of their services through the pendency of any merger. Such agreements are particularly necessary in an industry, such as ours, where there has been considerable consolidation over the last ten years. Detailed information about these agreements, including a description of payout amounts under a hypothetical change in control of the Company as of the last business day of 2008 is included in this Proxy Statement beginning on page 18.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement. Based on our Committee review of and the discussions with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Submitted by the Compensation Committee of the Board:

Brian M. Sobel, Chair

Judith O’Connell Allen

Robert Heller

Norma J. Howard

J. Patrick Hunt

William H. McDevitt, Jr.

Summary Compensation Table

The following table sets forth summary compensation information for the year ended December 31, 2008 for the chief executive officer, chief financial officer and each of the other three most highly compensated executive officers as of the end of the last fiscal year. Bonus amounts were earned in the year shown and paid in the first quarter of the following year.

Name	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Stock Awards ($)(1)	Other ($)(2)	Total ($)
Russell A. Colombo	2008	278,990	124,000	40,484	35,937	89,837	569,247
President & CEO	2007	264,678	122,783	45,467	0	83,896	516,824
	2006	223,020	102,000	139,970	0	19,000	483,990

Christina J. Cook	2008	169,224	50,000	16,054	14,375	19,694	269,347
EVP & CFO	2007	164,295	48,000	22,734	0	21,415	256,444
	2006	159,510	36,000	12,917	0	4,264	212,691

Peter Pelham	2008	158,375	45,000	16,054	14,375	31,962	265,766
EVP & Branch Executive	2007	137,916	45,000	30,312	0	23,551	236,779
	2006	126,250	35,000	43,056	0	34,000	238,306

Kevin K. Coonan	2008	164,295	58,000	16,054	14,375	21,688	274,412
EVP & CCO	2007	160,110	55,000	30,312	0	22,661	268,083
	2006	156,000	40,000	0	0	4,000	200,000

Michael E. Besselievre	2008	157,976	45,000	16,054	14,375	16,153	249,558
EVP & CIO	2007	152,807	38,000	22,734	0	14,789	228,330
	2006	92,115	20,500	75,573	0	83,951	272,139

(1)	The Black-Scholes pricing model was used to derive the fair value of the option awards. The assumptions used in valuing the grants in 2008 are presented following the table “Grants of Plan Based Awards.”

(2)	Each of the above named executive officers received less than $10,000 of aggregate perquisites and personal benefits, except Mr. Colombo who received a car allowance of $9,600, and $8,066 annual country club membership dues. Other also includes matching and profit sharing contributions to the Employee Stock Ownership & Profit Sharing Plan, imputed income on life insurance paid by the Bank, and interest paid on the Deferred Compensation Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information as of December 31, 2008 with respect to equity compensation plans. All plans have been approved by the shareholders.

	(A)		(B)	(C)
	Shares to be issued upon exercise of outstanding options		Weighted average exercise price of outstanding options	Shares available for future issuance (Excluding shares in column A)
Equity compensation plans approved by shareholders	401,958	(1)	26.12	438,667

(1)	Represents shares of common stock issuable upon exercise of outstanding options under the Bank of Marin 1989 Stock Option Plan, the Bank of Marin 1999 Stock Option Plan, and the 2007 Equity Plan.

The Bank of Marin 1999 Stock Option Plan (the “1999 Plan”) was adopted by the Board of Directors and approved by the Bank’s shareholders in 1999, and subsequently adopted by Bank of Marin Bancorp in 2007. The 1999 Plan was replaced by the 2007 Equity Plan (the “2007 Plan”). No options have been granted from the 1999 Plan since April 2007. The following three tables set forth certain information regarding restricted stock awards and options granted under the 2007 plan to individuals who were named executive officers of the Company at December 31, 2008.

Grants of Plan-Based Awards

Name	Grant Date	Stock Awards: Number of Shares of Stock (#)	Option Awards: Securities Underlying Options (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Russell A. Colombo	5/01/2008		5,800	28.75	40,484
	5/01/2008	1,250			35,937

Christina J. Cook	5/01/2008		2,300	28.75	16,054
	5/01/2008	500			14,375

Peter Pelham	5/01/2008		2,300	28.75	16,054
	5/01/2008	500			14,375

Kevin K. Coonan	5/01/2008		2,300	28.75	16,054
	5/01/2008	500			14,375

Michael E. Besselievre	5/01/2008		2,300	28.75	16,054
	5/01/2008	500			14,375

(1)	The Black-Scholes pricing model was used to derive the fair value of the option awards. The per share option value of $6.98 was derived for awards granted on May 1, 2008 using the assumptions of 3.36% for risk-free rate of return, 1.95% for dividend yield, 23.95% for volatility and 6.5 years for expected life. The grant-date fair value of the restricted stock awards was $28.75, which was the intrinsic value, or stock price, on the grant date.

Outstanding Equity Awards at Fiscal Year End December 31, 2008

Name	Option Awards					Stock Awards
	Securities Underlying Exercisable Options (#)	Securities Underlying Unexercisable Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock Not Vested (#)(3)	Market Value of Shares of Stock Not Vested ($)(4)
Russell A. Colombo	24,807	0		26.0923	3/23/2014	1,250	35,937
	5,292	1,323	(1)	33.3333	4/01/2015
	3000	4,500	(2)	34.5000	5/01/2016
	4,000	6,000	(2)	33.2000	7/13/2016
	1,200	4,800	(2)	35.1800	5/01/2017
	0	5,800	(2)	28.7500	5/01/2018

Christina J. Cook	5,292	0		28.3810	8/11/2014	500	14,375
	4,410	1,103	(1)	33.3333	4/01/2015
	600	900	(2)	34.5000	5/01/2016
	600	2,400	(2)	35.1800	5/01/2017
	0	2,300	(2)	28.7500	5/01/2018

Peter Pelham	1,729	0		12.2752	3/14/2011	500	14,375
	2,735	0		14.4522	4/01/2012
	1,737	0		17.2019	4/01/2013
	1,654	0		25.3848	4/01/2014
	2,000	3,000	(2)	34.5000	5/01/2016
	800	3,200	(2)	35.1800	5/01/2017
	0	2,300	(2)	28.7500	5/01/2018

Kevin K. Coonan	8,400	2,100	(1)	32.2381	12/13/2015	500	14,375
	800	3,200	(2)	35.1800	5/01/2017
	0	2,300	(2)	28.7500	5/01/2018

Michael E. Besselievre	4,000	6,000	(1)	32.3400	5/22/2016	500	14,375
	600	2,400	(2)	35.1800	5/01/2017
	0	2,300	(2)	28.7500	5/01/2018

(1)	The stock option award vests 20% per year beginning on the grant date.

(2)	The stock option award vests 20% per year beginning on the first anniversary of the grant date.

(3)	The restricted stock awards were granted on May 1, 2008. The awards vest in five equal increments on the first five anniversaries of the grant date and pay dividend equivalents.

(4)	The market value of the restricted stock awards was calculated using the intrinsic value, or stock price ($28.75), of Company stock on the grant date, May 1, 2008.

Option Exercises

Name	Option Grant Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Peter Pelham	3/12/1998	1,184	18,851
Peter Pelham	3/11/1999	2,000	31,687
Peter Pelham	3/11/1999	4,032	65,090

Nonqualified Deferred Compensation for 2008

Name	Executive Contributions in Last FY ($)(1)	Registrants Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Russell A. Colombo	94,552	—	51,729	—	778,487
Christina J. Cook	—	—	—	—	—
Peter Pelham	38,737	—	7,263	—	116,702
Kevin K. Coonan	—	—	—	—	—
Michael E. Besselievre	—	—	—	—	—

(1)	These amounts reflect a portion of each executive’s 2008 compensation, which is fully disclosed in the Summary Compensation Table on page 14.

(2)	These amounts reflect a portion of each executive’s compensation previously reported in the Summary Compensation Table in previous years.

This plan is intended for a select group of employees of the Company who are in the highest salary band. Employees can defer up to 80% of base salary and up to 100% of bonus compensation into the plan. These are considered irrevocable elections and stay in place for the entire calendar year. The Company does not make any employer contributions to this plan, and employees are always 100% vested in their contributions.

Named executive officers also make an election for distributions from the plan at termination.

Potential Payments Upon Termination or Change in Control

Set forth below is a description of the plans and agreements that could result in potential payments to the named executive officers in the case of their termination of employment and/or a change in control.

Change in Control Agreements

Each named executive officer has signed a Change in Control Agreement. The circumstances that would trigger payment(s) or the provision of other benefits, including perquisites and health care benefits under the Change in Control Agreement are: i) a Change in Control (defined in accordance with Section 409A of the Internal Revenue Code) followed by, ii) the occurrence within one year after the Change in Control of a subsequent “Good Reason,” including:

•

Without the executive’s express written consent, an adverse change in executive’s position or title, the assignment to the executive of any duties or responsibilities inconsistent with the executive’s position or removal of the executive from or any failure to re-elect the executive to any of such positions;

•	A reduction of the executive’s base salary;

•	A 20% or greater reduction in non-salary benefits;

•	Failure of the Company to obtain the assumption of the change in control agreement by any successor; or

•	Requirement by the Company that the executive be based anywhere other than within 40 miles of the current location in Novato, California.

In the event of a change in control, unvested options immediately vest, and the Company shall pay to executive as severance pay (and without regard to the provisions of any benefit plan) in a lump sum on the fifth day following the date of termination, the average salary of the executive for the last three full years of service multiplied by executive’s Seniority Factor (CEO 2.25 times; EVP 1.50 times); the executive’s annual bonus for the previous year; and, the executive’s health premiums under COBRA for 18 months and Dental/Vision premiums under COBRA for 12 months.

The table below quantifies the estimated payments and benefits that would be provided to our named executive officers in connection with the termination of his or her employment under the provisions of the Change in Control Agreements.

In all cases, the information assumes that the triggering event occurred on the last day of fiscal year 2008, and the price per share of the Company’s common stock is the closing market price as of that date (which was $23.99).

Named Executive	Value of Salary Component ($)	Value of Bonus Component ($)	Value of Benefits COBRA ($)	Incremental Market Value of Accelerated Restricted Stock Awards ($)	Incremental Market Value of Accelerated Stock Option Awards ($)
Russell A. Colombo	598,835	124,000	12,706	29,988	0
Christina J. Cook	247,007	50,000	0	11,995	0
Peter Pelham	214,271	45,000	7,738	11,995	0
Kevin K. Coonan	242,010	58,000	18,006	11,995	0
Michael E. Besselievre	230,392	45,000	7,417	11,995	0

Termination/Retirement/Disability/Death

•

Termination - Vested options may be exercised within 90 days of termination. Deferred compensation account balances will be distributed six months after separation, following the executive’s distribution elections.

•

Retirement - Vested options may be exercised within 90 days of separation. Deferred compensation account balances will be distributed six months after separation, following the executive’s distribution elections.

•

Disability - Vested options shall remain exercisable for a 12-month period, commencing with the date of such cessation of employment status. Deferred compensation account balances will be distributed six months after separation, following executive’s distribution elections.

•

Death - Vested options shall remain exercisable upon the earlier of (a) expiration of the 12-month period measured from the date of executive’s death or (b) the expiration date of the option term. Deferred compensation account balances will be distributed six months after executive’s death, following the executive’s distribution elections. Benefits of 1.5 times executive’s salary (at the time of death) will be payable to the beneficiary of record.

Employment Contracts

There are no employment contracts between the Company or the Bank and their executive officers except Bank of Marin Bancorp has an employment agreement with Russell A. Colombo, its President and Chief Executive Officer. The agreement has a two-year term commencing on December 1, 2008, and renews annually on December 1st of each year unless a party gives written notice to the other within certain time periods. The agreement establishes a base salary of $281,036 and allows for an increase annually. As of January 1, 2009 the base salary is $281,036. The agreement also provides the potential to earn an annual incentive payment of up to fifty percent (50%) of executive’s salary, participation in the Company’s reimbursement policy and participation in the Company’s benefit plans that are available to senior executives and employees generally. The agreement also provides for payment of an automobile allowance of Eight Hundred Dollars ($800) per month, a reimbursement for monthly membership dues for the Marin Country Club, and reimbursement for necessary air travel expenses for Russell A. Colombo’s spouse up to a maximum of $2,000 per year. If the agreement were terminated without cause, Mr. Colombo would receive severance pay equal to one year’s annual base salary in effect at the date of termination plus eighteen months’ COBRA payments for health premiums and dental/vision premiums.

Employee Stock Ownership & Profit Sharing Plan

In October 1995 the Board of Directors authorized the amendments to and restatement of the Bank of Marin 401(k) Plan to the Bank of Marin Employee Stock Ownership and Savings Plan, which was subsequently adopted by Bank of Marin Bancorp, effective July 1, 2007. An employee becomes a participant in the plan as of the first day of the quarter following the date on which he/she attains age 18 and has completed three full months of service. A participant may elect to defer a portion of his/her salary, not to exceed limitations set by the IRS, into the plan. As determined by the Board of Directors, the Company may make discretionary matching and/or profit sharing contributions to the plan. In 2008 and 2007 the Company made matching contributions to the plan of $358 thousand and $382 thousand, respectively. The Company’s profit sharing contributions to the plan of $760 thousand in 2008 and $850 thousand in 2007 were used to purchase shares of Company stock for the plan. Distributions from the plan are not permitted before age 59 1/2 except in the event of death, termination of employment or proven financial hardship.

Discretionary Bonus

Bank of Marin has discretionary bonus programs for the Bank’s executive officers, and for the non-executive officers and staff. Contributions by the Bank to both programs are based upon the Bank’s achievement of specified levels of financial performance as determined by the Board of Directors. In 2008 the Bank expensed $1,128,046 for these programs, and bonus payments were made in the first quarter of 2009.

Director Compensation

The following table sets forth certain information regarding the compensation earned by or awarded to each director who served on the Board of Directors in 2008.

Name	Fees earned and paid in Cash ($)(1)		Stock Awards ($)(1)		Option Awards ($)(2)		All Other	Total ($)
Judith O’Connell Allen	10,005		19,995		0		0	30,000
James E. Deitz	10,005		19,995		0		0	30,000
Thomas M. Foster	1,684		3,316	(3)	0		0	5,000
Robert Heller	14,005		19,995		0		0	34,000
Norma J. Howard	10,005		19,995		0		0	30,000
J. Patrick Hunt	10,005		19,995		0		0	30,000
James D. Kirsner	20,002	(4)	9,998		0		0	30,000
Stuart D. Lum	14,005		19,995		0		0	34,000
Joseph D. Martino	14,005		19,995		0		0	34,000
William H. McDevitt Jr.	10,005		19,995		65,532	(5)	0	95,531
Joel Sklar, MD	27,005		19,995		0		0	47,000
Brian M. Sobel	14,005		19,995		0		0	34,000
J. Dietrich Stroeh	10,005		19,995		0		0	30,000
Jan I. Yanehiro	10,005		19,995		0		0	30,000

(1)	During 2008, each member of the Board who is not also an officer or employee of the Company received a director fee of $30,000; $20,000 in Company stock and $10,000 cash. Compensation for service for incumbent directors is paid semi-annually in arrears in July and January. The $20,000 stock based compensation to each director for service in 2008 was paid in Bank of Marin Bancorp common stock having that market value at time of issue, with fractional shares being paid in cash. The Chairs of the Executive, Audit and Compensation committees receive an additional annual cash payment of $4,000, and the Chairman of the Board receives an additional annual cash payment of $15,000. If a director retires from the Board before earned director compensation is paid, that individual receives payment in cash rather than in stock.

(2)	Each member of the Board who is not also an officer or employee of the Company is eligible for a one-time grant of a Non-Qualified Stock Option. The exercise price of all such options is equal to 100% of the fair market value of the Company’s common shares on the date of the grant.

(3)	Reflects prorated payment of director compensation based upon Director Foster’s appointment to the Board as of November 2008.

(4)	Mr. Kirsner retired from the Board of Directors, effective December 31, 2008, and was paid in cash rather than in stock.

(5)	An option was granted to Director McDevitt in 2008. The fair value of the grant was determined at the time of the grant using the Black-Scholes valuation method. As of March 17, 2008, Mr. McDevitt had 10,051 options outstanding, of which 2,010 were exercisable.

Indebtedness and Other Transactions with Directors and Executive Officers

In accordance with the Nominating and Governance Committee Charter, the Nominating and Governance Committee is responsible for reviewing and acting upon all related party transactions required to be disclosed by Item 404 of Regulation S-K for potential conflicts of interest. Additionally, the Company’s Code of Ethical Conduct provides rules that restrict transactions with affiliated persons.

Prior to engaging in any related party transaction, a completed questionnaire describing the nature and structure of the transaction, along with any necessary supporting documentation, is submitted to the Nominating and Governance Committee. In determining whether to approve a related party transaction, the Nominating and Governance Committee will consider, among other things, the following:

•	Whether the terms of the transaction are fair to the Company;

•	Whether the transaction is material to the Company;

•	The importance of the related person to the transaction;

•	The role the related person has played in arranging the transaction;

•	The structure of the transaction; and,

•	The interests of all related persons in the transaction.

The Company will only enter into a related party transaction if the Nominating and Governance Committee determines that the transaction is beneficial to the Company, and the terms of the transaction are fair to the Company.

In March 2008, the Nominating and Governance Committee approved a related party transaction between Bank of Marin and McDevitt & McDevitt Construction Corp to perform tenant improvements, under the direction of Bank management, for the Bank’s new Mill Valley branch. The transaction involved approximately $608,000 in construction related costs and overhead. The Company’s director, William H. McDevitt, Jr., is a 50% owner of McDevitt & McDevitt Construction Corp and realized revenue related to this construction project. Mr. McDevitt was only involved in the initial consultation regarding this project, and an alternate representative from McDevitt & McDevitt Construction Corp was the Bank’s direct liaison on the project. The Committee determined that the transaction is beneficial to the Company, and the terms of the transaction are fair to the Company. No waiver of the Company’s Code of Ethical Conduct was required in approving the transaction.

Additionally, the Company’s subsidiary, Bank of Marin, has had and expects to have banking transactions in the ordinary course of business with many of the directors and executive officers of the Bank (and their associates), on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing for comparable transactions with others. During 2008 no loan to any director or executive officer of the Company (or their associates) has involved more than normal risk of collectibility or presented other unfavorable features. All loans to directors or executive officers would be subject to the limitations prescribed by California Financial Code Section 3370, et seq. and by the Financial Institutions Regulatory and Interest Rate Control Act of 1978. With respect to transactions other than loans, the Company has had and expects to have such transactions in the ordinary course of business with its directors and executive officers (and their associates), but all such transactions have been and will be on substantially the same terms as those prevailing for comparable transactions with others.

PROPOSAL NUMBER 2:

INDEPENDENT AUDITORS

The firm of Moss Adams LLP, independent auditors, has been selected by the Audit Committee of the Board of Directors to perform audit services for the Company and its subsidiary, Bank of Marin, for 2009 and such selection has been approved by resolution of the Board of Directors. The shareholders are hereby asked to ratify the selection of Moss Adams LLP. It is anticipated that a member of that firm will be present at the Annual Meeting. That representative is not expected to make a statement but will be available to answer any questions.

During the two most recent fiscal years there were no disagreements between the Company and its principal accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the principal accountant’s satisfaction, would have caused the principal accountant to make reference to the subject matter of the disagreement in connection with its reports.

The audit reports on the financial statements of Bank of Marin Bancorp and subsidiary as of and for the fiscal years ended December 31, 2008, 2007 and 2006 were issued by Moss Adams LLP and did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

Following are disclosures regarding the fees billed by Moss Adams LLP during 2007 and 2008. It is the policy of the Audit Committee that all engagements for auditing services, and non-audit services be preapproved by the Audit Committee. The preapproval includes a review of the services to be undertaken and the estimated fees that will be incurred. The Audit Committee has considered whether the provision of non-audit services by Moss Adams LLP is compatible with maintaining auditor independence.

Audit Fees

The aggregate fees billed for professional services in the fiscal year 2008 and 2007 by Moss Adams LLP for the audit of the annual financial statements, review of the quarterly financial statements and work related to compliance with the Sarbanes-Oxley Act of 2002 were $261,319 and $258,489, respectively.

Audit-Related Fees

There were no audit-related fees in 2008 related to consents provided by Moss Adams LLP for the use of the 2007 audit report in 8-K filings. There were $9,700 in audit-related fees in 2007 related to consents provided by Moss Adams LLP for the use of the 2006 audit report in various 8-K filings.

Tax Fees

The Company does not engage its principal accountant, Moss Adams LLP, to perform tax-related services.

All Other Fees

There were no other fees billed by the Company’s principal accountant in 2008 or 2007.

Preapproval of Services by Principal Accountant

The Audit Committee will consider annually and, if appropriate, approve audit services by its principal accountant. In addition, the Audit Committee will consider and, if appropriate, preapprove certain defined audit and non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements.

Audit Committee Report

The Audit Committee currently consists of four members of the Board of Directors, each of whom is independent under the Nasdaq listing standards, SEC rules and regulations applicable to audit committees. The Board of Directors has adopted, and annually reviews, an Audit Committee charter, available on the Company’s investor relations website at www.bankofmarin.com. The charter specifies the scope of the Audit Committee’s responsibilities and how it carries out those responsibilities.

In performing its functions, the Audit Committee met thirteen (13) times during the year. It acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent accountants, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States of America and on the Company’s internal control over financial reporting and compliance. It also maintains a process for handling employee complaints regarding accounting procedures and internal controls.

The Audit Committee has reviewed and discussed the Company’s December 31, 2008 audited financial statements with management and with Moss Adams LLP, the Company’s independent registered public accounting firm. The Audit Committee also has discussed with Moss Adams LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also has received from Moss Adams LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Moss Adams LLP their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the December 31, 2008 audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Submitted by the Audit Committee of the Board:

Stuart D. Lum, Chair

Thomas M. Foster

Joseph D. Martino

Joel Sklar, MD

OTHER MATTERS

If any other matters come before the meeting, not referred to in the enclosed proxy, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by the proxies in accordance with their best judgment. Management is not aware of any other business to come before the meeting, and as of the date of the preparation of this proxy statement, no shareholder has submitted to management any proposal to be acted upon at the meeting.

Shareholder Proposals

If a shareholder intends to present any proposal for consideration at the 2010 Annual Meeting of Shareholders and wishes for that proposal to be included in the proxy and proxy statement to be prepared by the Company, the proposal must be received by the Company at its corporate office not later than December 8, 2009.

Shareholder Communication

Any shareholder may communicate directly to Board members, or to any individual Board member, by sending correspondence or communication addressed to the particular member or members addressed in care of Bank of Marin Bancorp, Attn: Corporate Secretary, 504 Redwood Blvd., Suite 100, Novato, CA 94947.

Form 10-K

THE COMPANY’S ANNUAL REPORT FOR 2008 ON FORM 10-K, WHICH IS REQUIRED TO BE FILED WITH THE SEC, IS AVAILABLE TO ANY SHAREHOLDER WITHOUT CHARGE. THE REPORT MAY BE OBTAINED BY WRITTEN REQUEST TO CORPORATE SECRETARY, BANK OF MARIN BANCORP, 504 REDWOOD BLVD., SUITE 100, NOVATO, CA 94947. It is available in the Investor Relations section of the Company’s website at www.bankofmarin.com. The Company’s Annual Report serves as the BANK’S annual disclosure statement under Part 350 of FDIC rules.

By order of the Board of Directors

Nancy Rinaldi Boatright

Corporate Secretary

April 6, 2009

REVOCABLE PROXY

BANK OF MARIN BANCORP

ANNUAL MEETING OF SHAREHOLDERS OF BANK OF MARIN BANCORP

TO BE HELD ON TUESDAY, MAY 12, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Judith O’Connell Allen, Russell A. Colombo and Joel Sklar, MD as Proxies

of the undersigned, with full power of substitution, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of the Common Stock of Bank of Marin Bancorp held of record by the undersigned on

March 17, 2009, at the Annual Meeting of Shareholders of Bank of Marin Bancorp to be held on May 12, 2009, or at any adjournment thereof.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

? FOLD AND DETACH HERE ?

BANK OF MARIN BANCORP — ANNUAL MEETING, MAY 12, 2009

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/6265

You can vote in one of three ways:

1. Call toll free 1-866-825-8978 on a Touch-Tone Phone. There is NO CHARGE to you

for this call.

or

2. Via the Internet at https://www.proxyvotenow.com/bmrc and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

6265

PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY Bank of Main Bancorp

Withhold For All

For All Except

1. ELECTION OF DIRECTORS

(01) Judith O’Connell Allen(02) Russell A. Colombo(03) Thomas M. Foster

(04) Robert Heller(05) Norma J. Howard(06) Stuart D. Lum

(07) Joseph D. Martino(08) William H. McDevitt, Jr.(09) Joel Sklar, MD

(10) Brian M. Sobel(11) J. Dietrich Stroeh(12) Jan I. Yanehiro

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

Annual Meeting of Shareholders

MAY 12, 2009

For Against Abstain

2. RATIFICATION OF THE BOARD OF DIRECTORS’ SELECTION OF INDEPENDENT AUDITORS

The Board of Directors recommends a vote FOR the election of the twelve director nominees listed above, and votes FOR item 2. This proxy, when properly executed, will be voted as specified therein. If no specification, this proxy will be voted FOR all nominees for director and FOR item 2. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting.

If shares are held by an entity such as a trust, a corporation or a partnership, the proxy should be completed by a person authorized to vote the shares. Print name of the entity and the title of the person who voted the shares.

Mark here if you plan to attend the meeting

Mark here for address change and note change

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.

If shares are held jointly, each holder should sign.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., May 12, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., May 12, 2009:

1-866-825-8978

Vote by Internet

anytime prior to 3:00 a.m., May 12, 2009 go to

https://www.proxyvotenow.com/bmrc

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:

http://www.cfpproxy.com/6265

Your vote is important!

REVOCABLE PROXY

BANK OF MARIN BANCORP

ANNUAL MEETING OF SHAREHOLDERS OF BANK OF MARIN BANCORP TO BE HELD ON TUESDAY, MAY 12, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Judith O’Connell Allen, Russell A. Colombo and Joel Sklar, MD as Proxies of the undersigned, with full power of substitution, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of the Common Stock of Bank of Marin Bancorp held of record by the undersigned on March 17, 2009, at the Annual Meeting of Shareholders of Bank of Marin Bancorp to be held on May 12, 2009, or at any adjournment thereof.

ESOP

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

??FOLD AND DETACH HERE ?

BANK OF MARIN BANCORP — ANNUAL MEETING, MAY 12, 2009

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at: http://www.cfpproxy.com/6265

You can vote in one of three ways:

1. Call toll free 1-866-825-8978 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2. Via the Internet at https://www.proxyvotenow.com/bmrc and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

6265/7552

PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY Bank of Marin Bancorp

Annual Meeting of Shareholders MAY 12, 2009

1. ELECTION OF DIRECTORS

(01) Judith O’Connell Allen (02) Russell A. Colombo (03) Thomas M. Foster (04) Robert Heller (05) Norma J. Howard (06) Stuart D. Lum (07) Joseph D. Martino (08) William H. McDevitt, Jr. (09) Joel Sklar, MD (10) Brian M. Sobel (11) J. Dietrich Stroeh (12) Jan I. Yanehiro

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

E S O P

2. RATIFICATION OF THE BOARD OF DIRECTORS’ SELECTION OF INDEPENDENT AUDITORS

Withhold For All

For All Except

For Against Abstain

The Board of Directors recommends a vote FOR the election of the twelve director nominees listed above, and votes FOR item 2. This proxy, when properly executed, will be voted as specified therein. If no specification, this proxy will be voted FOR all nominees for director and FOR item 2. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting.

If shares are held by an entity such as a trust, a corporation or a partnership, the proxy should be completed by a person authorized to vote the shares. Print name of the entity and the title of the person who voted the shares.

Additional Voting Instructions for shares held in the

BANK OF MARIN EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN

Please be advised that each Participant will be entitled to vote those shares allocated to his or her Account. Unallocated shares will be voted in direct proportion to the released shares voted by Participants to the extent permitted by ERISA. For all allocated shares, if this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account will NOT be voted.

Mark here if you plan to attend the meeting

Mark here for address change and note change

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., May 12, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., May 12, 2009:

1-866-825-8978

Vote by Internet

anytime prior to 3:00 a.m., May 12, 2009 go to

https://www.proxyvotenow.com/bmrc

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS: http://www.cfpproxy.com/6265

Your vote is important!

PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY BANK OF MARIN BANCORP

With- For All

For hold Except

ANNUAL MEETING OF SHAREHOLDERS OF BANK OF MARIN BANCORP TO BE

HELD ON TUESDAY, MAY 12, 2009 THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Judith O’Connell Allen, Russell A. Colombo and Joel Sklar, MD as Proxies of the undersigned, with full power of substitution, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of the Common Stock of Bank of Marin Bancorp held of record by the undersigned on March 17, 2009, at the Annual Meeting of Shareholders of Bank of Marin Bancorp to be held on May 12, 2009, or at any adjournment thereof.

Judith O’Connell Allen Russell A. Colombo Thomas M. Foster Robert Heller Norma J. Howard Stuart D. Lum Joseph D. Martino William H. McDevitt, Jr. Joel Sklar, MD Brian M. Sobel J. Dietrich Stroeh Jan I. Yanehiro

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

1. ELECTION OF DIRECTORS

2. RATIFICATION OF THE BOARD OF DIRECTORS’ SELECTION OF INDEPENDENT AUDITORS

For Against Abstain

The Board of Directors recommends a vote FOR the election of the twelve director nominees listed above, and votes FOR item 2. This proxy, when properly executed, will be voted as specified therein. If no specification, this proxy will be voted FOR all nominees for director and FOR item 2. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting.

If shares are held by an entity such as a trust, a corporation or a partnership, the proxy should be completed by a person authorized to vote the shares. Print name of the entity and the title of the person who voted the shares.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Detach above card, sign, date and mail in postage paid envelope provided.

BANK OF MARIN BANCORP

PLEASE MARK, SIGN AND DATE YOUR PROXY AND RETURN IT IN THE ENVELOPE PROVIDED

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE AVAILABLE ON-LINE AT: http://www.cfpproxy.com/6265